EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 24, 1998, incorporated by reference in Edison Brothers Stores, Inc.'s Form 10-K for the 17 weeks ended January 31, 1998, and the 35 weeks ended October 4, 1997, and to all references to our Firm included in this registration statement.



                                             ARTHUR ANDERSEN LLP

                                             /s/ Arthur Andersen LLP

St. Louis, Missouri
May 8, 1998





                           Exhibit 23.3 - Page 1